CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1A3 of our report dated August 14, 2020, relating to the financial statements of SYBLEU, INC., as of June 30, 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 9, 2020